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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF AOA HOLDING LLC

COMPANY                ORGANIZATION       SHARES           PERCENTAGE OF
-------                ------------       ------           -------------
                                          OUTSTANDING      OWNERSHIP
                                          -----------      ---------

AOA Capital Corp       Minnesota          10,000              100%

Adams Outdoor          Minnesota          10,000              100%
Advertising, Inc.

Adams Outdoor          Minnesota          N/A                 70% (1)
Advertising Limited
Partnership


PA Outdoor, Inc.       Pennsylvania       306                 100% (2)



(1) AOA Holding LLC holds a 0.70% general partnership interest and a 68.30% limited partnership interest in Adams Outdoor Advertising Limited Partnership. Adams Outdoor Advertising, Inc. holds a 0.01% general partnership interest and a 0.99% limited partnership interest in Adams Outdoor Advertising Limited Partnership.

(2)      Owned 100% by Adams Outdoor Advertising Limited Partnership.



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AOA Capital Corp has no subsidiaries.